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                                  Exhibit 10.4
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             EXECUTIVE LIFE INSURANCE PLAN OF MOBIL OIL CORPORATION

                            Effective July 24, 1998


1. Purpose. The purpose of this Plan is, as part of a total compensation and
   -------
benefits package that is designed to attract and retain key employees, to provide a means of assisting senior executives to obtain improved life insurance coverage and to provide a cost effective estate building and estate planning vehicle for senior executives.

2. Definitions. The following definitions apply to this Plan.
   -----------

"Actively at Work" describes a person who is working full time in his or her customary place of employment and performing all the duties and responsibilities of his or her regular occupation (or who is away from work on vacation or other approved paid leave) and who has not been absent from work due to illness or medical treatment for a period of more than five consecutive working days in the most recent three months.

"Change in Control" has the meaning set forth in the Mobil Corporation Employee Severance Plan adopted September 25, 1998, as amended from time to time, or any successor thereto.

"Collateral Assignment" means a Limited Collateral Assignment of Life Insurance Policy substantially in the form attached hereto as Exhibit B, approved by the Company from time to time.

"Company" means Mobil Oil Corporation.

"Early Retirement" means termination of employment with the Company or its affiliates after attaining age 50 and after completing 10 years of vesting service under the Retirement Plan of Mobil Oil Corporation, but prior to attaining age 55.

"Employee" means a person who meets the eligibility requirements of Section 3.

"Insurance Agreement" means an Executive Life Insurance Agreement, substantially in the form attached as Exhibit A, approved by the Company from time to time.

"Insurer" means the Metropolitan Life Insurance Company.

"Owner" means the natural person or trust who or which owns a Policy hereunder and enters into (or subsequently is assigned the rights and obligations under) an Insurance Agreement and a Collateral Assignment with respect to such Policy.

"Plan" means this Executive Life Insurance Plan.

"Policy" means a policy of insurance on the life of an Employee, issued by the Insurer, conforming to the Insurance Agreement.

"Retirement" means (a) termination of employment with the Company or its affiliates after attaining age 55 and completing 10 years of vesting service under the Retirement Plan of Mobil Oil Corporation or (b) Early Retirement with prior Company consent.

3. Eligibility. Any regular, U.S. payroll employee of Mobil Corporation or any
   -----------
of its direct or indirect subsidiaries in a position evaluated by the Company as Salary Group 25 or above who is eligible to participate in the Mobil Oil Corporation program of U.S. benefit plans shall be eligible to participate in the Plan, provided that such person is actively at work on the date of enrollment and provided further that such person is resident in the U.S. or a country in which the Insurer can lawfully issue a Policy. Any person who meets the preceding requirements immediately prior to termination of employment shall continue to participate, except as provided Section 12 of the applicable Insurance Agreement; provided that any Employee whose termination of employment constitutes an Early Retirement may, in the discretion of the Company, continue to participate in the Plan as if he or she had qualified for Retirement.

4. Enrollment. An Employee may enroll in the Plan within the first 120 days of
   ----------
eligibility without submitting proof of good health or other evidence of insurability. An Employee who ceases to participate in the Plan because he or she has ceased to meet the employment requirement for eligibility may re-enroll in the Plan within 120 days after again becoming eligible to participate without submitting proof of good health or other evidence of insurability. An Employee who wishes to enroll in the Plan after the first 120 days of eligibility, or who wishes to re-enroll other than as provided in the previous sentence, will be required to provide evidence of good health or other evidence of insurability satisfactory to the Insurer. The Insurer may require a physical examination by a physician of its choice, which examination shall be at no cost to the Employee.

To enroll (or re-enroll), the Employee (or Owner) must (a) agree to make any required contributions; (b) submit an application to the Insurer for a Policy; and (c) sign a Collateral Assignment and an Insurance Agreement. In addition, an Employee required to provide proof of good health or other evidence of insurability cannot be enrolled unless and until the Insurer accepts such proof or evidence, which acceptance may be subject to such conditions as the Insurer may impose.

5. Contributions. The Owner shall be required, as a condition of receiving any
   -------------
benefits under this Plan, to make contributions toward the cost of the Policy. The required contributions for all Employees, up until the date they attain age 65, shall be $0.15 per month per $1000 of coverage. In addition, in the case of any Employee who enrolls later than 120 days after the date of first eligibility for enrollment (or re-enrollment, as applicable) and who consequently is required by the Insurer to pay a higher cost of insurance than the cost that would have applied if the Employee had enrolled (or re-enrolled) during the first 120 days of eligibility, the Owner shall be required to pay the increased cost of insurance each year.

6. Benefits. The benefits shall be as set forth in the applicable Insurance
   --------
Agreement attached as an Exhibit hereto, and subject to the following special rules: The amount of additional payments to fully fund the Policies pursuant to
Section 13 of the applicable Insurance Agreement shall be determined on the basis of the Insurer's mortality assumptions that would apply in the case of an Employee who enrolled (or re-enrolled) within the first 120 days of eligibility and shall be based on an assumed investment return for the Policy of 7.5% net of expenses. The Employee (or Owner) shall fill in the number of years over which such additional payments are made in Section 13 of the applicable Insurance Agreement. Subsequent changes to such number of payments may be made at such times and on such terms and conditions as provided in rules promulgated by the Vice President, Human Resources. In any case in which a period has not been elected, initially or within the time permitted for any change, a period of three years shall be deemed to have been elected.

7. Loss of Benefits. Employee will cease to be eligible for participation in the
   ----------------
Plan for the reasons set forth in Section 12 of the applicable Insurance Agreement, except that clause (c) of such Section 12 shall not apply in the case of a Retirement as defined above. When an Employee ceases to participate in the Plan prior to age 65, the cash surrender value of the Policy shall be paid to the Company, and the Company shall make no further payments in respect of the Policy. The Owner may apply to the Insurer to continue the Policy at the Owner's expense.

8. General Provisions; Administration; Claims and Appeals. The general
   ------------------------------------------------------
provisions of the Plan and provisions relating to administration, claims and appeals are set forth in the Insurance Agreements and are incorporated herein by reference.

9. Amendment or Termination. The Company shall have the right to amend or
   ------------------------
terminate the Plan at any time, subject to the limitations set forth in the Insurance Agreement; provided that upon the occurrence of a Change in Control, notwithstanding anything to the contrary in the Insurance Agreement, the Company shall cease to have any right to amend or terminate the Plan or take any action (other than termination of the Employee for "cause" as defined in the Mobil Corporation Employee Severance Plan) that would in any way impair the benefit under the Plan to or in respect of any Employee then covered by a Policy without the consent of the Employee or other Owner, as applicable.

                                                                       EXHIBIT A


                       EXECUTIVE LIFE INSURANCE AGREEMENT



     THIS AGREEMENT made and entered into this ______ day of ___________, 1998, effective _________ ___ , 1998, by and among Mobil Oil Corporation, a New York corporation (the "Corporation"), ________________________ (the "Employee"), and __________________________, Trustee, or successor trustee of the
___________________ Irrevocable Insurance Trust U / A _____________ ___, 19__
(the "Owner").

     WHEREAS, the Employee is a valued employee of the Corporation (or an affiliate of the Corporation) whom the Corporation wishes to assist with obtaining personal life insurance protection; and

     WHEREAS, the Corporation agrees to participate in such program;

     NOW, THEREFORE, the parties named above agree as follows:

     1. The Policy. The Owner will contemporaneously purchase with the execution of this Agreement a policy of insurance (the "Policy") on the life of the Employee (the "Insured"), issued by the Metropolitan Life Insurance Company (the "Insurer"). The parties to this Agreement shall take all necessary actions to cause the Policy to conform to the provisions of this Agreement. The parties to this Agreement also agree that the Policy shall be subject to the terms and conditions of this Agreement and the collateral assignment referred to in
Section 2 of this Agreement.

     2. Collateral Assignment. Concurrently with the execution of this Agreement, the Owner and the Corporation shall execute a "Limited Collateral Assignment of Split-Dollar Life Insurance Policy" (the "Assignment") as security for the repayment of the Corporation's Premium Payments (as defined in Section 10 of this Agreement). No provisions of this Agreement shall be inconsistent with the rights of the parties under the Assignment, and the parties to this Agreement agree to take all actions necessary to cause this Agreement to conform to the provisions of such Assignment.

     3. Ownership of Policy. Except as otherwise provided in this Agreement and the Assignment:

     (a) The Owner shall retain and may exercise all incidents and rights of ownership with respect to the Policy.

     (b) The Corporation shall not have any right to borrow against the cash surrender value of the Policy to any extent, and the Corporation shall not possess any "incidents of ownership" in the Policy as that term is defined in
Section 2042 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder as they may from time to time be amended or supplemented. The Corporation shall have no right to take any action that would cause the Policy to lapse or terminate.

     (c) Subject to the limitations set forth elsewhere in this Agreement and except as otherwise provided in this Agreement, the sole right of the Corporation under this Agreement shall be the right to be repaid its Premium Payments (as defined in Section 10 of this Agreement). Except as otherwise provided in this Agreement, the Corporation shall neither have nor exercise any right which could in any way defeat or impair the Owner's right to receive the cash surrender value or the death proceeds of the Policy in excess of the Corporation's Premium Payments (as defined in Section 10 of this Agreement).

     4. Limitations on Owner's Rights in the Policy. Except as otherwise provided in this Agreement and the Assignment:

     (a) The Owner shall take no action with respect to the Policy which would in any way compromise or jeopardize the Corporation's right to be repaid its Premium Payments (as defined in Section 10 of this Agreement). The Owner shall have no right to borrow against the cash surrender value of the Policy prior to the date the Insured attains age sixty-five (65) and any such borrowing shall be limited to that portion of the cash surrender value of the Policy which is not subject to the Assignment.

     (b) The Owner shall have the sole right to surrender or cancel the Policy and receive the full cash surrender value of the Policy directly from the Insurer, provided, however, that (i) this Agreement and the Assignment shall terminate upon any such surrender or cancellation of the Policy after the Insured's attainment of age sixty-five (65) and the Corporation shall have no further obligations with respect to the Policy, and (ii) upon any such surrender or cancellation of the Policy prior to the Insured's attainment of age sixty-five (65), the Corporation shall have the unqualified right to receive from the Owner the entire cash surrender value of the Policy and this Agreement and the Assignment shall terminate immediately and the Corporation shall have no further obligations with respect to the Policy. Immediately upon receipt of the cash surrender value of the Policy from the Insurer in the event of such a surrender or cancellation of the Policy prior to the Insured's attainment of age sixty-five (65), the Owner shall pay to the Corporation such cash surrender value to which it is entitled. The Insurer may be directed in writing by the Owner to draw a check payable to the Corporation in an amount equal to such cash surrender value.

     (c) The Owner shall have the right to partially surrender the Policy after the Insured has attained age sixty-five (65) and prior to the termination of this Agreement provided, however, that any such partial surrender shall be made no more frequently than once during any twelve month period and the amount of cash surrender value under the Policy immediately after such partial surrender shall not be less than fifty-percent (50%) of the Policy's cash surrender value immediately prior to such partial surrender.

     (d) The Corporation shall have the sole right under the Policy to provide investment instructions to the Insurer with respect to the Policy prior to the Insured's attainment of age sixty-five (65). The Owner shall have the sole right under the Policy to provide investment instructions to the Insurer with respect to the Policy on or after the date the Insured attains age sixty-five (65).

     5. Safeguarding the Policy. The Corporation shall be responsible for holding and safeguarding the Policy.

     6. Change of Beneficiary. The Owner shall execute and forward promptly to the Insurer such change in beneficiary designation forms and supporting documents, as may from time to time be required by the Insurer, to facilitate the exercise of any rights of the parties hereto, and the Corporation shall forward any supporting documents required by the Insurer to complete the change of Beneficiary; provided, however, that the Owner and the Corporation shall not be required to execute any documents or take any action that would impair their respective interests under the Policy.

     7. Policy Dividends. Any dividend declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Insured. The parties hereto agree that the dividend election provisions of the Policy shall conform to the provisions of this Section 7.

     8. Schedule of Policy Benefits. The total death benefit of the Policy in effect prior to the termination of this Agreement and the Assignment shall be the sum of (a) the aggregate of all premium payments and other amounts paid by the Corporation to the Insurer with respect to the Policy prior to the date the Insured attained age sixty-five (65) (less any such amounts paid by the Owner pursuant to Section 9 of this Agreement), and (b) the "Benefit Amount" determined in accordance with the Schedule of Insurance attached hereto as Attachment A.

     9. Payment of Premiums. The Owner shall pay a monthly premium equal to fifteen cents ($0.15) per $1,000 of the Policy's face amount in effect for such month which is attributable to the "Benefit Amount" described in paragraph (b) of Section 8. The Owner's obligation to pay such monthly premium shall terminate effective with the first month immediately following the month in which the Insured attains age sixty-five (65). Either the Owner or Employee, on behalf of the Owner, shall pay such required premium to the Corporation prior to the premium due date or such other date as may be specified by the Corporation. The Corporation shall pay the balance of the annual premium required to maintain the Policy in full force and effect until the date or dates this Agreement terminates pursuant to Sections 11 or 12, plus any additional premium the Corporation may decide, in its sole discretion, to pay to the Policy. The Corporation shall remit to Insurer each premium due in accordance with the mode of premium payment as provided in the Policy on or before the applicable due date and within any grace period allowed by the Policy. The Corporation shall annually furnish to the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, if any, as a result of its payment of any portion of the premium and the resulting insurance protection provided to the Policy's beneficiaries.

     10. Repayment of the Corporation. Subject to the limitations set forth elsewhere in this Agreement, the Corporation's "Premium Payments" shall constitute an obligation of the Owner to the Corporation. The Corporation's Premium Payments shall be determined as follows:

     (a) In the event the Insured dies prior to the termination of this Agreement, the Corporation's Premium Payments shall be the aggregate of all premiums and other amounts paid to the Insurer by the Corporation with respect to the Policy prior to the date the Insured attained age sixty-five (65) (less any amounts paid by the Owner pursuant to Section 9 of this Agreement).

     (b) In the event this Agreement is terminated during the Insured's lifetime in accordance with Section 12 and the Insured has not attained age sixty-five
(65) at the time of such termination, the Corporation's Premium Payment shall be the entire cash surrender value of the Policy.

     If the Policy at any time contains a disability waiver of premium provision or waiver of monthly deduction, any waived amounts shall be considered for all purposes of this Agreement as having been paid by the Owner.

     11. Death Proceeds. Upon the death of the Insured, the Corporation and the Owner shall cooperate to take whatever action is necessary to collect the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

     Upon the death of the Insured, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to its outstanding Premium Payments. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the other beneficiary or beneficiaries of the Policy as designated by the Owner, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. No amount shall be paid from such death benefit to any beneficiary until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

        Any interest due on the death benefit under the terms of the Policy shall be divided between the Corporation and the beneficiary or beneficiaries designated by the Owner in the same proportions as their respective shares of the death benefit (as determined under this Section 11) bears to the total death benefit, excluding such interest. Any refund of unearned premiums on the death of the Insured under the Policy provisions shall belong to the beneficiary or beneficiaries designated by the Owner.

        Notwithstanding any provision of this Agreement to the contrary, in the event no death benefit is payable under the Policy upon the death of the Insured and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation and the Owner shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.

        12. Termination of the Agreement During the Insured's Lifetime. This Agreement shall terminate during the Insured's lifetime, without notice, upon the occurrence of any of the following events: (a) the total cessation of the Corporation's business, (b) bankruptcy, receivership, or dissolution of the Corporation, (c) the date the Insured voluntarily terminates employment with the Corporation or any of its affiliates prior to the date the Insured attains age fifty-five (55) and completes ten (10) years of vesting service as determined under the provisions of the Retirement Plan of Mobil Oil Corporation (or any successor plan), (d) the date the Insured is terminated "for cause" attributable to gross, willful or intentional misconduct which the Corporation determines, in its sole discretion, to be harmful to the Corporation or any of its affiliates,
(e) the date the Corporation is repaid its total Premium Payments (as defined in Section 10), (f) failure of the Owner to timely pay to the Corporation the Owner's portion of the premium, if any, due hereunder, (g) the complete surrender or cancellation of the Policy by the Owner, or (h) a partial surrender of the Policy by the Owner after the Insured has attained age sixty-five (65) that exceeds the limitations on such partial surrenders described in paragraph
(c) of Section 4. Upon any such termination of the Agreement prior to the Insured's attainment of age sixty-five (65), the Owner shall, within 30 days of the date of such termination, repay to the Corporation its outstanding Premium Payments.

            Notwithstanding the forgoing and subject to Section 16, the Owner or Corporation may terminate this Agreement, while no premium under this Policy is overdue, by providing written notice to the other parties hereto. Such termination shall be effective as of the date of such notice.

        13. Additional Payments to Policy By Corporation After Insured Attains Age Sixty-five (65). In the event the Insured has attained age sixty-five (65) and this Agreement has not been terminated pursuant to Section 12, the Corporation shall make additional payments to the Policy. These additional payments shall be made in substantially equal annual installments over ____ years and the first such annual payment shall commence no later than the last day of the month following the month the Insured attains age sixty-five (65).

     The total amount of the additional payments described in this Section 13 by the Corporation shall be the amount necessary to fully fund the Policy for the remainder of the Insured's lifetime based on such assumptions as may be deemed appropriate from time to time by the Corporation.

     14. Release of Collateral Assignment During the Insured's Lifetime. In the event this Agreement terminates during the lifetime of the Insured pursuant to
Section 12, the Corporation shall totally and completely release its Assignment of the Policy by executing and delivering to the Insurer an appropriate instrument of release immediately upon the receipt of the Corporation's Premium Payments, if any, from the Owner and the Corporation shall have no further rights or obligations with respect to the Policy.

     If this Agreement has not terminated prior to the date the Insured attains age sixty-five (65), the Corporation shall release its Assignment with respect to the cash surrender value of the Policy on such date (including any amounts subsequently credited under the Policy by the Insurer which are attributable to such released cash surrender value).

     The Corporation shall totally and completely release its Assignment of the Policy on the date the last additional payment described in Section 13 is made to the Policy and this Agreement and the Assignment shall completely terminate and the Corporation shall have no further obligations or rights with respect to this Policy.

     The Corporation shall release its Assignment under this Section 14 by executing and delivering to the Insurer an appropriate instrument of release.


     15. Named Fiduciary, Claims Procedure, and Administration

     (a) Designation of Named Fiduciary. The Corporation is hereby designated as
         ------------------------------
the named fiduciary under this Agreement. Subject to the procedures set out in paragraph (b) through (e) of this Section, the named fiduciary shall have the authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

     (b) Claim. If the Owner or any beneficiary believes that any person is
         -----
being denied a benefit to which such person is entitled under this Agreement, such person (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the Vice-President, Human Resources of the Corporation at its then principal place of business.

     (c) Claim Decision. Upon receipt of a claim, the Corporation shall advise
         --------------
the Claimant that a reply will be forthcoming within thirty (30) days and shall deliver such reply within such period. The Corporation may, however, extend the reply period for an additional thirty (30) days for reasonable cause. If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

         (i)   The specific reason or reasons for such denial;

         (ii) The specific reference to pertinent provisions of this Agreement and/or the Assignment on which such denial is based;

         (iii) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

         (iv) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

         (v) The time limits for requesting a review under Paragraph (d) of this Section and for review under Paragraph (e) of this Section.

     (d) Request for Review. Within sixty (60) days after the receipt by the
         ------------------
Claimant of the written opinion described in Paragraph (c) of this Section, the Claimant may request in writing that the Vice-President, Human Resources of the Corporation review the determination of the Corporation. Such request must be addressed to the Vice-President, Human Resources of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation's determination by the Vice-President, Human Resources, of the Corporation within such sixty (60) day period, he shall be barred and estopped from challenging the Corporation's determination.

     (e) Review of Decision. Within thirty (30) days after the Vice-President,
         ------------------
Human Resources' receipt of a request for review under Paragraph (d) of this Section, he will review the Corporation's determination. After considering all materials presented by the Claimant, the Vice-President, Human Resources will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the thirty (30) day time period be extended, the Vice-President, Human Resources will so notify the Claimant and will render the decision as soon as possible, but not later than sixty (60) days after receipt of the request for review.

     16. Amendment of Agreement. This Agreement may be altered, amended, or modified, including the addition of any extra Policy provisions, only by a written agreement signed by the parties hereto, or their successors or assigns. This Agreement may be terminated at any time in accordance with the provisions of Section 12, provided, however, that the Corporation may not terminate this Agreement after the Insured has attained age sixty-five (65).

     17. Controlling Law. The laws of the Commonwealth of Virginia shall govern this Agreement.

     18. Liability of Insurer. The Insurer is not a party to this Agreement. With respect to any policy of insurance held in accordance with this Agreement, the Insurer shall have no liability except as set forth in the Policy. The Insurer shall not be bound to inquire into to or take notice of any of the covenants herein contained as to policies of life insurance or as to the application of the proceeds of such policies. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as this Agreement or any modification or amendment hereto are made a part of the Policy by the Assignment and which is filed with the Insurer. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefits to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy.

     19. Binding Agreement. This Agreement sets forth the entire agreement between the parties concerning the subject matter thereof, and it shall bind all parties, their representatives, successors, and assigns (including, in the case of the Corporation, any successor or assignees by merger, consolidation, purchase or otherwise) and any Policy beneficiary.

     20. Notice. Any notice, consent, or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and any such notice shall be signed by the party giving or making such notice. If such notice, consent, or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed to be the date of notice, consent or demand.

     21. Right of Discharge Reserved. Nothing contained in this Agreement or the Assignment shall be construed to be a contract of employment for any term of years, nor as conferring upon the Insured any legal right to be retained in the employ of the Corporation or any affiliate, or to give any Employee, or to the spouse, beneficiary or estate of any such Employee, or to any other person, any right or share in the Policy except as expressly provided in this Agreement or Assignment. The Insured shall remain subject to discharge and change in employment duties to the same extent as if this Agreement had never been entered into and may be treated without regard to the effect such treatment may have on such Insured (or the Owner or any beneficiary under the Policy).

     22. Taxes. The Corporation does not warrant or guarantee and assumes no obligation or responsibility with respect to the federal, state or local income, estate, inheritance, gift or other tax obligations of the Insured or Owner as a result of this Agreement or the Assignment. Any tax required to be withheld in connection with this Agreement, as determined by the Corporation, shall be deducted from any amounts payable by the Corporation to the Insured or from any amounts payable pursuant to this Agreement.

     23. Headings. All Section and Paragraph headings contained in this Agreement are intended for convenience and reference purposes only and are not entitled to, nor should they be accorded, substantive effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first herein above written.

                                       CORPORATION:

                                       Mobil Oil Corporation



Attest:                                By:
                                            -------------------------------

By:                                    Title:
    ------------------------                  -----------------------------
        Secretary



                                       INSURED:


----------------------------           ------------------------------------
Unofficial Witness



                                       OWNER:


----------------------------           ------------------------------------
Unofficial Witness

                                  Attachment A

                             SCHEDULE OF INSURANCE
                             ---------------------

--------------------------------------------------------------------------------
Attained Age as of January 1*                  Benefit Amount for Calendar Year
--------------------------------------------------------------------------------
     Age 50 or younger                                    4.00 x pay
          Age 51                                          3.80 x pay
          Age 52                                          3.60 x pay
          Age 53                                          3.40 x pay
          Age 54                                          3.20 x pay
          Age 55                                          3.00 x pay
          Age 56                                          2.80 x pay
          Age 57                                          2.60 x pay
          Age 58                                          2.40 x pay
          Age 59                                          2.20 x pay
     Age 60 or older                                      2.00 x pay

     "Pay" shall mean, for any calendar year following the calendar year in which this Agreement becomes effective, the sum of (a) the Insured's annual rate of base pay in effect as of January 1 of such calendar year, (b) the target short-term incentive award under the 1995 Mobil Incentive Compensation and Stock Ownership Plan (or any successor plan) for the Insured's Salary Group for the calendar year, and (c) the lump sum individual pay adjustment, if any, awarded to the Insured in the immediately preceding calendar year; provided, however, that for the calendar year in which this Agreement is first effective, "pay" shall mean the sum of (x) the Insured's annual rate of base pay in effect on the date this Agreement becomes effective, (y) the target short-term incentive award under the 1995 Mobil Incentive Compensation and Stock Ownership Plan (or any successor plan) for the Insured's Salary Group for such calendar year, and (z) the lump sum individual pay adjustment, if any, awarded to the Insured in such calendar year or, if the Agreement is effective prior to the date such lump sum individual pay adjustment is awarded for such calendar year, the lump sum individual pay adjustment, if any, awarded to the Insured in the immediately preceding calendar year.

     Notwithstanding the "Benefit Amount" specified in the above schedule, the Insured's "Benefit Amount" for any year shall be subject to, and limited by, such terms and conditions, including underwriting requirements, as the Insurer may require from time to time.


-----------------------------
* The Insured's age for the first calendar year this Agreement is effective shall be the Insured's attained age on the date this Agreement is effective.

                                                                       EXHIBIT B


                        LIMITED COLLATERAL ASSIGNMENT OF
                             LIFE INSURANCE POLICY
                       BETWEEN __________________________
                           AND MOBIL OIL CORPORATION


         METROPOLITAN LIFE INSURANCE COMPANY POLICY NO. ______________


     This agreement, hereinafter referred to as the "Assignment," is made, this ___ day of ______________ , 1998, effective as of ______________ , 1998, by and between __________________ _____________________________ (the "Owner"), and
Mobil Oil Corporation, a New York corporation (the "Corporation"), its successors and assigns.

     1. The Policy. The subject of this Assignment is a certain life insurance
        ----------
     policy, Policy No. _______ a copy of which is attached as Exhibit "A", issued by Metropolitan Life Insurance Company (the "Insurer"), and any increased, substituted, supplemental, or additional insurance as may from time to time be issued in respect of such policy (said policy and any such additional insurance hereinafter referred to as the "Policy"), insuring the life of the Owner who currently resides in ______________________________.


     2. The Executive Life Insurance Agreement. The Policy is subject to the
        --------------------------------------
     "Executive Life Insurance Agreement" (the "Agreement"), dated ___________, 1998 by and between the Corporation and the Owner. The Agreement was entered into to assist the Owner with obtaining personal life insurance protection. Such Agreement is hereby incorporated into and made a part of this Assignment, and no provision of the Agreement shall be construed to be inconsistent with any provision of this Assignment.

     3. The Assignment. This Assignment is made, and the Policy is held, as
        --------------
     collateral security for the repayment of the Corporation's Premium Payments (as defined under Section 10 of the Agreement) with respect to the Policy. Nothing in this Assignment or in the Agreement shall be construed as an assignment to the Corporation of any rights in the Policy other than those specifically enumerated in such Assignment or Agreement. The Owner hereby assigns, transfers, and sets over to the Corporation the following specific, limited rights in the Policy, and the Corporation's rights in the Policy shall be limited to these specific, limited rights and such other rights as may be specifically set forth in this Assignment or the
     Agreement:

          (a) The right to recover from the net death proceeds of the Policy upon the death of the Owner the aggregate of all premiums and other amounts paid to the Insurer by the Corporation with respect to the Policy prior to the date the Owner attained age sixty-five (65);

          (b) The right to recover from the Policy the entire cash surrender value of the Policy in the event the Agreement is terminated prior to the date the Owner attains age sixty-five (65); and

          (c) The right to provide investment instructions to the Insurer with respect to the Policy prior to the date the Owner attains age sixty-five
     (65).

4.   Release of Assignment.
     ---------------------

          (a) The Assignment shall terminate completely on the date the Corporation is paid its Premium Payments in accordance with the Agreement on account of the death of the Owner prior to termination of the Agreement or the termination of the Agreement prior to the date the Owner attained age sixty-five (65).

          (b) The Assignment shall also terminate with respect to the Policy's cash surrender value on the date the Owner attains age sixty-five (65) (including any amounts subsequently credited under the Policy by the Insurer which are attributable to such released cash surrender value), provided, however, that the Assignment shall not be completely released with respect to the Policy until such date as may be provided in this
     Section 4.

          (c) The Assignment shall terminate completely with respect to the Policy immediately following the date the last such additional annual payment is made to the Policy by the Corporation in accordance with Section 13 of the Agreement and the Corporation shall have no further obligations or rights with respect to the Policy.

          (d) The Corporation shall release its Assignment under this Section 4 by executing and delivering to the Insurer an appropriate instrument of release.

5.   Limitation on the Corporation's Rights and Obligations.
     ------------------------------------------------------

          (a) The Corporation shall not have any right to borrow against the cash surrender value of the Policy to any extent, and it shall have no right or power to obtain loans or advances on the Policy or cancel or surrender the Policy. Notwithstanding any provision of this Assignment or of the Agreement, the Corporation does not possess, and by this Assignment and by the terms of the Agreement shall not be deemed to have acquired, any "incidents of ownership" in the Policy as that term is defined in Section 2042 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder, as they may be from time to time amended or supplemented. The Corporation is strictly prohibited from surrendering the Policy for cancellation, assigning its rights to any person other than to the Owner or to some other person as the Owner may direct or to an assignee of options or rights of the Owner under the Agreement pursuant such assignee's exercise thereof, or taking any action which would endanger the payment of the Policy proceeds in excess of its Premium Payments (as defined in Section 10 of the Agreement).

          (b) The Corporation shall not have, and by this Assignment or by the terms of the Agreement shall not be deemed to have acquired, any obligation to pay any premium due from time to time on the Policy, the principal of or interest on any loans or advances on the Policy, or any other charges on the Policy.

6.   Retention of Ownership by Owner.
     -------------------------------

          (a) Except as specifically provided in this Assignment and in the Agreement, the Owner shall retain and possess all other incidents of ownership in the Policy not explicitly assigned under the previous provisions of this Assignment to the Corporation, including, but not limited to:

               (i) The sole and exclusive right to cancel or surrender the Policy for its cash surrender value, if any;

               (ii) The right to designate and change the beneficiary of the death proceeds on the Policy (other than designation of the Corporation as a beneficiary with respect to its recovery of its Premium Payments as described in Section 10 of the Agreement);

               (iii) The right to elect and exercise any optional mode of settlement permitted by the Policy;

               (iv) The right to borrow against the cash value of the Policy or to obtain loans or advances on the Policy after the Owner has attained age sixty-five (65);

               (v) The sole right to exercise all non-forfeiture rights permitted by the terms of the Policy or allowed by the Insurer and to receive all benefits and advantages derived therefrom;

               (vi)  The sole right to assign the Policy; and

               (vii) The right to collect from the Insurer that portion of the net proceeds of the Policy when it becomes a claim by death or maturity when proceeds are not payable to the Corporation under the Agreement.

          (b) Notwithstanding the preceding provisions of paragraph (a), all rights retained by the Owner shall be subject to the terms and conditions of the Agreement, and no action by the Owner shall reduce or interfere with the rights of the Corporation under this Assignment or under the Agreement.

7. Repayment Events. The Corporation shall have the right to be repaid to the
   ----------------
extent of its Premium Payments (as defined in Section 10 of the Agreement) upon the death of the Owner prior to the termination of the Agreement or upon the happening of any of the following events (the "Repayment Events") which occur prior to the Owner's attainment of age sixty-five (65):

          (a) The lapse, cancellation, or surrender of the Policy by the Owner or its assignee;

          (b)  The total cessation of the Corporation's business;

          (c)  Bankruptcy, receivership, or dissolution of the Corporation;

          (d) The Owner's voluntary termination of employment with the Corporation or any of its affiliates prior to attainment of age fifty-five
     (55) and completion of ten (10) years of vesting service as determined under the provisions of the Retirement Plan of Mobil Oil Corporation (or any successor plan);

          (e) Termination of the Owner's employment with the Corporation "for cause" attributable to gross, willful or intentional misconduct which the Corporation determines, in its sole discretion, to be harmful to the Corporation or any of its affiliates; or

          (f) The failure of the Owner to timely pay to the Corporation the Owner's portion of the premium, if any, due hereunder.

8.   Satisfaction of the Corporation.
     -------------------------------

          (a) The Corporation agrees that upon the death of the Owner prior to termination of the Agreement or upon the happening of a Repayment Event (as described in Section 7 of this Assignment), the balance of any sums received from the Insurer after satisfaction of the Corporation's Premium Payments (as defined in Section 10 of the Agreement) shall belong to the Owner or any assignee if the Owner is then living, or, upon the death of the Owner, to the beneficiary designated by the Owner under the Policy.

          (b) Notwithstanding any provisions of this Assignment or of the Agreement to the contrary, upon the termination of the Agreement and the repayment to the Corporation of its Premium Payments (as defined in Section 10 of the Agreement), if any, the Corporation shall be obligated to release all its specific rights in the Policy transferred by this Assignment, or make a reassignment of such interest to the Owner or to the Owner's successors or assigns, without unreasonable delay. The Corporation shall have no further rights or obligations with respect to the Policy (or that portion of the Policy subject to any such Assignment) upon such release or reassignment.

9.   Insurer Provisions.
     ------------------

          (a) The Insurer is not a party to this Assignment or to the Agreement.

          (b) The Insurer shall have no duty or obligation to inquire into or investigate the reason, validity, or accuracy of the Corporation's request to exercise any of its rights granted to it under Section 3 of this Assignment, or whether the Owner has notice of any such exercise. The Insurer may treat any such request by the Corporation as an affirmation that the request conforms to and is not inconsistent with the provisions of this Assignment and with the Agreement, and it is thereby authorized to act upon such requests.

          (c) The Insurer shall be under no obligation to monitor the obligation of the Corporation to pay amounts received from the Insurer, if any, in excess of the Corporation's Premium Payments (as defined in Section 10 of the Agreement). Likewise, the Insurer shall be under no obligation to monitor the obligation of the Owner, or the other beneficiary or beneficiaries designated by the Owner, to pay to the Corporation from any amounts received from the Insurer its Premium Payments (as defined in Section 10 of the Agreement). The Insurer shall have no obligation or liability to any person or entity if the Corporation or the Owner (or the other beneficiary or beneficiaries designated by the Owner) fail to pay such amounts as are required under this Assignment.

          (d) The Insurer shall be fully protected in recognizing a request by the Owner to exercise any right of ownership retained (including, but not limited to, the rights retained under Section 6 of this Assignment), explicitly or otherwise, by the Owner under this Assignment or under the Agreement, whether or not the Corporation has notice of such request (other than a change of beneficiary designation form which purports to alter the Corporation's designation as a beneficiary with respect to its recovery of its Premium Payments which requires the written consent of the Vice-President, Human Resources of the Corporation).

          10. Effective Date. This Assignment shall be effective on the later of
              --------------
     (a) the date of execution of this Assignment or (b) the date of issuance of the Policy.

          11. Headings. All Section headings contained in this instrument are
              --------
     intended only for convenience and reference purposes, and they are not entitled to, nor should they be accorded, substantive effect.

IN WITNESS WHEREOF, this Assignment is hereby executed the day and year first above written.


                                           OWNER:


----------------------------               -----------------------------
Unofficial Witness                         (Name)







                                           CORPORATION:

                                           Mobil Oil Corporation


                                           By:
                                              ---------------------------


Attest:


By:                                        Title:
   -------------------------                     ------------------------
         Secretary